SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        Date of Report: September 7, 2004


                               SECURED DATA, INC.
             -------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                      Nevada                              87-0650264
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        (State or other jurisdiction                  (I.R.S. Employer
      of incorporation or organization)              Identification No.)

              409 Calle San Pablo Suite 100-101 Camarillo, CA 93010
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               (Address of principal executive offices)(Zip Code)

                                 (805) 484 7687
                                -----------------
              (Registrant's telephone number, including area code)



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Item 1.02 Termination of a Material Definitive Agreement

On July 13, 2004, the Registrant entered into an Amended Agreement and Plan of Reorganization (the Reorganization Agreement) whereby the Registrant was to acquire 100% of the outstanding common stock of Secure Enterprise Software Inc., a Nevada corporation based in Parsippanny, New Jersey in exchange for 12,284,000 shares of the Registrant's common stock. The Amended Agreement and Plan of Reorganization amended and replaced the previously announced agreement dated June 4, 2004.

On September 7, 2004, the Registrant notified Secured Enterprise Software Inc., that it was terminating the Reorganization Agreement due to the fact that audited financial statements had not been delivered as required by the Reorganization Agreement. As result of the termination, Thomas Welch has ceased to be the Registrant's President, Chief Financial Officer and a director of the Registrant. Art Malone, Jr., remains the Chief Executive Officer, Chief Financial Officer and is the sole director of the Registrant.

The Registrant will continue its prior business of seeking a privately held company wishing to reorganize with a publicly traded company. The Registrant has no current agreement with respect to a merger or acquisition with a targeted company. There is no assurance that the Registrant will be successful in its plan to merge or acquire another entity. There has been no industry identification by management.




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                               SECURED DATA, INC.

Dated: September 7, 2004


                               /s/ ART MALONE, JR
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                               Art Malone, Jr., Chief Executive Officer